Exhibit 3.1.7

ARIZONA CORPORATION COMMISSION

CORPORATIONS DIVISION

Phoenix Address:	1300 West Washington	Tucson Address:	400 West Congress
	Phoenix, Arizona 85007-2929		Tucson, Arizona 85701-1347

PROFIT

CERTIFICATE OF DISCLOSURE

A.R.S. §10-202.D

AMC Holdings, Inc.
EXACT CORPORATE NAME

A.	Has any person serving either by election or appointment as officer, director, trustee, incorporator, and persons controlling or holding over 10% of the issued and outstanding common shares or 10% of any other proprietary, beneficial or membership interest in the corporation:

1.	Been convicted of a felony involving a transaction in securities, consumer fraud or antitrust in any state or federal jurisdiction within the seven year period immediately preceding the execution of this Certificate?

2.	Been convicted of a felony, the essential elements of which consisted of fraud, misrepresentation, theft by false pretenses, or restraint of trade or monopoly in any state or federal jurisdiction within the seven-year period immediately preceding the execution of this Certificate?

3.	Been or are subject to an injunction, judgment, decree or permanent order of any state or federal court entered within the seven-year period immediately preceding the execution of this certificate wherein such injunction, judgment, decree or permanent order:

(a)	Involved the violation of the fraud or registration provisions of the securities laws of that jurisdiction?: or

(b)	Involved the violation of the consumer fraud laws of that jurisdiction?: or

(c)	Involved the violation of the antitrust or restraint of the trade laws of that jurisdiction?

Yes ☐     No ☒

B.	IF YES, the following information MUST be attached:

1.	Full name, prior name(s) and aliases, if used.

2.	Full birth name.

3.	Present home address.

4.	Prior addresses (for immediate preceding 7-year period).

5.	Date and location of birth.

6.	Social Security number.

7.	The nature and description of each conviction or judicial action, date and location, the court and public agency involved and files or cause number of case.

C.	Has any person serving as an officer, director, trustee or incorporator of the corporation served in any such capacity or held or controlled over 20% of the issued and outstanding common shares, or 20% of any other proprietary, beneficial or membership interest in any corporation which has been placed in bankruptcy, receivership or had its charter revolved, or administratively or judicially dissolved by any state or jurisdiction?

Yes ☐     NO ☒* See Attachment to Certificate of Disclosure annexed hereto.

IF YOUR ANSWER TO THE ABOVE QUESTION IS “YES”, YOU MUST ATTACH THE FOLLOWING INFORMATION FOR EACH CORPORATION.

1.	Name and address of the corporation.

2.	Full name (including aliases) and address of each person involved.

3.	State(s) in which the corporation :

(a)	Was incorporated. (b) Has transacted business

4.	Dates of corporate operation .

5.	Date and case number of Bankruptcy or date of revocation/administrative dissolution.

D.	The fiscal year end adopted by the corporation is 12/31

Under penalties of law, the undersigned incorporator(s)/officer(s) declare(s) that I(we) have examined this Certificate, including any attachment, and to the best of my(our) knowledge and belief it is true, correct and complete, and hereby declare as indicated above. THE SIGNATURE(S) MUST BE DATED WITHIN THIRTY (30) DAYS OF THE DELIVERY DATE.

BY	/s/ Jan Pouncey	BY

PRINT NAME Jan Pouncey		PRINT NAME ___________________________________

TITLE Incorporator DATE 6/26/2002		TITLE ________________ DATE ______________

DOMESTIC CORPORATION: ALL INCORPORATORS MUST SIGN THE INITIAL CERTIFICATE OF DISCLOSURE. If within sixty days, any person become as officer, director, trustee or person controlling or holding over 10% of the issued and outstanding shares or 10% of any other proprietary, beneficial, or membership interest in the corporation and the person was not included in this disclosure, the corporation must file an AMENDED certificate signed by at least one duty authorized officer of the corporation.

FOREIGN CORPORATION: MUST BE SIGNED BY AT LEAST ONE DULY AUTHORIZED OFFICER OF THE CORPORATION

CF:0022 - Business Corporations

Rev 2/98

STATE OF ARIZONA ACC/FAX DATE FILED JUN 27 2002

DATE APPR	6-27-02

TERM

BY	Illegible

1036052-3

ARTICLES OF INCORPORATION

OF

AMC HOLDINGS, INC.

The undersigned for the purpose of forming a corporation under and by virtue of the laws of the State of Arizona, does hereby adopt the following Articles of Incorporation:

1. Name. The name of the corporation is AMC Holdings, Inc. ______

2. Purpose. The purpose for which this corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the laws of the State of Arizona as they may be amended from time to time.

3. Initial Business. The corporation initially intends to conduct the business of holding membership interests in AfterMarket Company, LLC, and to perform any and all things necessary and pertinent to said business.

4. Authorized Capital. The corporation shall have authority to issue a total of 10,000 shares of common stock.

5. Board of Directors. The initial Board of Directors shall consist of one (1) director. The name and address of the person who is to serve as director until his successor is elected and qualify are:

Steve Pittendrigh

4141 East Raymond, Suite 1

Phoenix, Arizona 85040

6. Statutory Agent. The name and address of the initial statutory agent are Andrew Service Corporation of Arizona, 40 North Central Avenue, Suite 2700, Phoenix, Arizona 85004.

7. Known Place of Business. The known place of business of the corporation shall be at 4141 East Raymond, Suite 1, Phoenix, Arizona 85040.

8. Incorporator. The name and address of the sole incorporator of the corporation are:

Jan Pouncey

40 N. Central Avenue, Suite 2700

Phoenix, Arizona 85004

All powers, duties and responsibilities of the incorporator shall cease at the time of the delivery of these Articles of Incorporation to the Arizona Corporation Commission.

9. Limitation of Liability. No director of the corporation shall be liable to the corporation or its shareholders for money damages for the breach of fiduciary duty as a director, except for liability for any of the following: (i) the amount of a financial benefit received by a director to which such director is not entitled; (ii) an intentional infliction of harm on the corporation or its shareholders; (iii) a violation of A.R.S. § 10-833; or (iv) an intentional violation of criminal law. The directors of the corporation shall be indemnified for liability, as defined in A.R.S. §10-850, to any person for any action taken, or any failure to take any action as a director, except liability for any of the exceptions described in the prior sentence and except in connection with any matter for which indemnification is prohibited under A.R.S. §10-851.D, to the fullest extent permitted by the Arizona Business Corporation Act, A.R.S. §10-101 et seq. The officers of the corporation shall be indemnified to the same extent as directors of the corporation; and any officer who is not also a director or who is a party to a proceeding on the basis of an act or omission solely as an officer shall further be indemnified against liability for any of the exceptions described in the first sentence of this Article 9, except that an officer who is not also a director shall not be indemnified for (a) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; or (b) liability arising out of conduct that constitutes: (i) receipt by the officer of a financial benefit to which the officer is not entitled; (ii) an intentional infliction of harm on the corporation or the shareholders; or (iii) an intentional violation of criminal law. If the Arizona Business Corporation Act is amended to authorize corporate actions further eliminating or limiting the personal liability of officers or directors, or to expand the matters for which indemnification is permissible, then the liability of an officer or director of the corporation shall be automatically eliminated or limited and the indemnification of the officers and directors shall be automatically expanded, to the fullest extent permitted by the Arizona Business Corporation Act, as so amended, without any further corporate or shareholder action being required. Any repeal or modification of this Article 9 by the shareholders of the corporation shall not adversely affect any right or protection of an officer or director of the corporation existing at the time of such repeal or modification.

EXECUTED this 26th day of June 2002.

INCORPORATOR:

/s/ Jan Pouncey
Jan Pouncey

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ACCEPTANCE OF APPOINTMENT BY STATUTORY AGENT

ANDREW SERVICE CORPORATION OF ARIZONA, an Arizona corporation, hereby acknowledges and accepts the appointment as statutory agent of AMC Holdings, Inc. effective this 26th day of June 2002.

ANDREW SERVICE CORPORATION OF ARIZONA, an Arizona corporation

/s/ Norman C. Storey
By:	Norman C. Storey
Its:	President

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ATTACHMENT TO CERTIFICATE OF DISCLOSURE

OF

AMC HOLDINGS, INC.

[Exact Corporate Name]

The undersigned is an officer, director, trustee, incorporator or owner of 20% or more of the stock of the above corporation. It is possible that the undersigned may have acted as officer, director, trustee, incorporator or been an owner of 20% or more of the stock of a domestic or foreign corporation which may have had its corporate existence terminated by charter revocation. The undersigned is not presently aware of having been involved in any of those capacities with any such corporation, but is not presently able to assert with certainty that such has not been the case. The undersigned has not been involved with an, corporation in any such capacity which has subsequently, to the knowledge of the undersigned, been involved in a bankruptcy or receivership proceeding, except as may be noted by further attachment to this certificate of disclosure.

DATED:	June 26, 2002	/s/ Jan Pouncey
Jan Pouncey Incorporator

DATED:	_______________________
Incorporator

STATE OF ARIZONA ACC/FAX DATE FILED DEC 24 2002

DATE APPR	12/24/2002

TERM

By	Illegible

1036052-3

AMENDMENT TO ARTICLES OF INCORPORATION

OF

AMC HOLDINGS, INC.

Pursuant to the provisions of A.R.S. Sections 10-1001, et. seq., the undersigned Corporation adopts the following amendment to its Articles of Incorporation:

1.	The name of the Corporation is AMC Holdings, Inc. (the “Corporation”).

2.	Pursuant to A.R.S. Section 10-1003, on October 7, 2002, the Board of Directors and the Shareholders of the Corporation adopted the following amendments to its Articles of Incorporation:

a.	Article 4 is hereby amended by deleting such Article in its entirety and replacing the deleted Article 4 with the following:

4. Authorized Capital. The corporation shall have authority to issue a total of 10,000,000 shares of Common Stock.

b.	The Article of Incorporation of the Corporation are hereby amended such that the presently issued and outstanding 1,230 shares of the Common Stock of the Corporation shall be split on the basis of 1,000 new shares of Common Stock for one share of existing Common Stock. This amendment provides for exchange, reclassification or cancellation of issued shares of Common Stock.

c.	Except as expressly amended herein, all other provisions of the Articles of Incorporation of this Corporation shall remain unchanged and in full force and effect as originally filed with the Arizona Corporation Commission.

3.	The number of shares of the no par value common stock (“Common Stock”) of the corporation issued and outstanding at the time of such adoption and entitled to vote thereon was one thousand two hundred thirty (1,230) shares of Common Stock.

4.	One thousand two hundred thirty (1,230) shares of Common Stock voted for the amendment, and zero (0) shares of Common Stock voted against the amendment.

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5.	The number of shares of Common Stock cast for the amendment was sufficient for approval by that voting group.

DATED this 20th day of December 2002.

AMC HOLDINGS, INC; an Arizona corporation

/s/ Michael Denning
By:	Michael Denning
Its:	President and Chief Operating Officer

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STATE OF ARIZONA ACC/FAX DATE FILED MAR 11 2003

DATE APPR	3/11/03

TERM

BY	Illegible

ARTICLES OF AMENDMENT AND MERGER

OF

AFTERMARKET COMPANY, LLC, – R. 0789494-9

a California limited liability company

WITH AND INTO

AMC HOLDINGS, INC., – 1036052-3

an Arizona corporation

Pursuant to Section 17550 of the California Corporation Code and Section 10-1105 of the Arizona Revised Statutes, as amended, AMC Holdings, Inc., an Arizona corporation, hereby submits the following Articles of Amendment and Merger (the “Articles of Merger”), whereby AfterMarket Company, LLC, a California limited liability company, will merge with and into AMC Holdings, Inc. (the “Merger”).

1. Parties to the Merger. The names and places of incorporation of the parties to the merger pursuant to the Articles of Merger are as follows:

(a) AfterMarket Company, LLC, a California limited liability company (“Merging LLC”); and

(b) AMC Holdings, Inc., an Arizona corporation (“Surviving Corporation”).

2. Name and Address of the Surviving Entity. AMC Holdings, Inc., which shall be renamed “Impulse Response Group, Inc.” _____ as more particularly described in the Plan of Merger described below, shall be the surviving business entity of the Merger. The address of the Surviving Corporation is 4141 East Raymond, Suite #1, Phoenix, Arizona 85040 located in Maricopa County.

3. Plan of Merger. The Agreement and Plan of Merger between Merging LLC and Surviving Corporation (“Plan of Merger”) is attached hereto as Exhibit A.

4. Members’ Approval. The sole member of Merging LLC approved the terms of the Plan of Merger.

5. Shareholder’s Approval. The sole shareholder of Surviving Corporation is entitled to one vote for each share held. The Surviving Corporation has one class of stock which is

Common Stock. The number of shares of the Common Stock of the Surviving Corporation issued and outstanding at the time of the approval by the sole shareholders of the Plan of Merger was 1,230,000 shares of Common Stock. The number of shares of Common Stock voting in favor of the Plan of Merger were 1,230,000 shares. The number of shares of Common Stock voting against the Plan of Merger was zero shares.

6. Board of Director Approval. All the members of the Board of Directors of Surviving Corporation approved the terms of the Articles of Merger and the Plan of Merger.

7. Statutory Agent for Service of Process. The name and address of the statutory agent of the surviving business entity is Andrew Service Corporation of Arizona, 40 North Central Avenue Suite 2700, Phoenix, Arizona 85004.

8. Effective Date. The effective date of the Merger shall be the date these Articles of merger are filed by the Arizona Corporation Commission (“Effective Date”).

9. Articles of Incorporation. The Articles of Incorporation of the Surviving Corporation, as amended as set forth in the Plan of Merger attached hereto as Exhibit A, and in effect as of the Effective Date shall be the Articles of Incorporation of the Surviving Corporation and shall not otherwise, be changed or amended by the Merger.

10. Cancellation of Membership Interests in Merging LLC. On the Effective Date, all of the interests of the sole member of the Merging LLC which is Surviving Corporation shall, by virtue of the Merger and without any action on the part of the sole member of the Merging LLC, be cancelled and retired.

11. Further Assurances. Merging LLC shall from time to time, take all such actions, and execute and deliver, or cause to be delivered, all such instruments and documents, as the Surviving Corporation may deem necessary or advisable to carry out the intent and purpose of the Merger.

[Signatures on next page]

IN WITNESS WHEREOF, AfterMarket Company, LLC and AMC Holdings, Inc. have caused these Articles of Amendment and Merger to be executed by their respective duly authorized members or officers on this 22nd day of February 2003.

AFTERMARKET COMPANY, LLC a California limited liability company

By:	/s/ Steve Pittendrigh
Name:	Steve Pittendrigh
Title:	CEO

AMC HOLDINGS, INC., an Arizona corporation

By:	/s/ Michael Denning
Name:	Michael Denning
Title:	President

EXHIBIT A

Agreement and Plan of Merger

AGREEMENT AND PLAN OF MERGER

MERGING

AFTERMARKET COMPANY, LLC,

a California limited liability company

WITH AND INTO

AMC HOLDINGS, INC.,

an Arizona corporation

This Agreement and Plan of Merger (“Agreement”) is submitted in compliance with Section 17550 of the California Corporation Code (“California Code”), and Section 10-1105 of the Arizona General Corporation Law (“Arizona Law”).

RECITALS

A. Pursuant to this Agreement, AfterMarket Company, LLC, a California limited liability company (“Merging LLC”), will be merged with and into AMC Holdings, Inc., an Arizona corporation (“AMC Holdings”, the surviving corporation, and together with the Merging LLC, collectively, “Constituent Entities”) at the Effective Time (defined below) (“Merger”);

B. This Agreement has been approved and adopted by the sole member of the Merging LLC and by the Board of Directors of AMC Holdings;

C. The sole member of the Merging LLC and all of the shareholders of AMC Holdings entitled to vote on this Agreement, have voted on and approved the terms of this Agreement in accordance with California Code and Arizona Law;

D. The California Code and Arizona Law permit the merger as contemplated in this Agreement, and

E. The Merging LLC and AMC Holding have complied with the applicable requirements of the California Code and Arizona Law in effecting the Merger contemplated by this Agreement

AGREEMENT

NOW, THEREFORE. in consideration of the mutual agreements and covenants contained herein, the Merging LLC and AMC Holdings hereby agree as follows:

1. Name of Each Entity to the Merger. The names and places of incorporation of each entry planning to merge pursuant to this Agreement are as follows:

a) AfterMarket Company, LLC, a California limited liability company; and

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b) AMC Holdings, Inc., an Arizona corporation

2. Surviving Corporation. AMC Holdings, Inc. which shall be renamed as Inpulse Response Group. inc., as more particularly described below, shall be the surviving corporation of the Merger (“Surviving Corporation”) and shall continue to be governed by the laws of the State of Arizona.

3. Articles of Incorporation and Bylaws of AMC Holdings. The Articles of Incorporation and the Bylaws of AMC Holdings amended as described below shall be the Articles of Incorporation and the Bylaws of AMC Holdings after the Merger. The Articles of Incorporation of AMC Holdings shall be amended as follows:

a) Article 1 of the Articles of Incorporation of AMC Holdings is amended and restated to read as follows:

1 Name. The name of the corporation is Inpulse Response Group, Inc.

b) Article 3 of the Articles of Incorporation of AMC Holdings is amended and restated to read as follows

3. Initial Business. The corporation initially intends to conduct the business of operating an inbound call center to assist third parties in the marketing and sale of products and services

4. Directors and Officers of AMC Holdings. The directors and officers of AMC Holdings shall from and after the Effective Time, be the directors and officers of AMC Holdings until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with AMC Holdings Articles of Incorporation and Bylaws

5 Closing.

a) The Closing of the Merger and the other transactions contemplated by this Agreement (“Closing”) shall take place at such place and time as the Merging LLC and AMC Holdings may agree. on the soonest practicable date following the execution hereof by each of the parties hereto and the satisfaction of each of the conditions set forth in (b) below. The “Closing Date” shall be the date on which the Closing occurs

b) The Closing of the Merger is subject to the following conditions: (i) the Constituent Entities shall obtain all necessary third party consents and approvals, and, (ii) the Constituent Entities shall satisfy all other requirements prescribed by law or otherwise, necessary for consummation of the Merger on the terms herein provided.

6 Effective Time. On the Closing Date, AMC Holdings and the Merging LLC shall cause Articles of Merger (“Articles”) and a Limited Liability Company Certificate of

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Merger (“Certificate of Merger”), respectively, effecting the Merger to be properly executed and filed with the Arizona Corporation Commission and the California Secretary of State, respectively, in accordance with Arizona Law and California Code. The Merger shall become effective at the time at which the Articles have been duly filed by the Arizona Corporation Commission or at such time thereafter as provided in the Articles, and such time is herein referred to as the “Effective Time”.

7. Further Assurances. If at any time after the Effective Time AMC Holdings shall consider or be advised that any further deeds, bills of sale, assignments, assurances or any other actions or things are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in AMC Holdings its rights, title or interest in, to or under any of the rights, properties or assets of any of the Constituent Entities acquired or to be acquired by AMC Holdings as a result of, or in connection with, the Merger or otherwise to carry out the purposes of this Agreement, the officers and director of AMC Holdings shall be authorized to execute and deliver, in the name of and on behalf of each of the Constituent Entities or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Constituent Entities or otherwise, all such other actions and things as may be necessary, desirable or proper to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in AMC Holdings or otherwise to carry out the purposes of this Agreement.

8. Cancellation of Interests in the Merging LLC and Conversion of Shares in Surviving Corporation. At the Effective Time, all of the interests of the sole member of the Merging LLC shall, by virtue of the Merger and without any action on the part of the sole member of the Merging LLC, be cancelled and retired. At the Effective Time, each share of AMC Holdings issued and outstanding prior to the Effective Time shall automatically (and without any action on the part of the holder) become one share of the Surviving Corporation. After the Effective Time, the Surviving Corporation shall make appropriate provision in its discretion to replace stock certificates outstanding prior to the Effective Time to reflect the transaction provided for herein.

9. Procedure to Effect Merger. Each of the Constituent Entities hereby agrees to do promptly all such acts, and to take promptly all such measures as may be appropriate to enable it to perform as early as practicable the covenants and agreements herein provided to be performed by it

10. Amendment to this Agreement. At any time prior to the Effective Time, the sole member of the Merging LLC and the Board of Directors of AMC Holdings hereto may by written agreement amend, modify or supplement any provision of this Agreement, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders of AMC Holdings and the sole member of the Merging LLC shall not, without the approval of the holders of the requisite number of shares of capital stock of the Surviving Corporation and the sole member of the Merging LLC, as the case may be, (a) alter or change any material term of the Articles of Incorporation of the Surviving Corporation or (b) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the shareholders of AMC Holdings or the sole member of the Merging LLC.

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11. Filing. A copy of this Agreement shall be maintained in the principal office of the Surviving Corporation. Duplicate copies of this Agreement, certified by the appropriate authorities, if necessary or desirable, shall be filed or recorded in such other offices or places as shall be required by the laws of the State of Arizona or State of California

12. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which counterparts collectively shall constitute one instrument representing the agreement between the parties hereto.

13. Third Parties. Except as otherwise provided in this Agreement, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the Constituent Entities or their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

14. Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the internal laws of the State of Arizona, without reference to its conflict of laws principles.

IN WITNESS WHEREOF, each of the Constituent Entities has caused this Agreement and Plan of Merger to be signed by their duly authorized representatives as of the 26th day of February 2003.

AMC HOLDINGS, INC., an Arizona corporation

By:	/s/ Michael Denning
Name:	Michael Denning
Title:	President

AFTERMARKET COMPANY, LLC, a California limited liability company

By:	/s/ Steve Pittendrigh
Name:	Steve Pittendrigh
Title:	CEO

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